Exhibit 10.5

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

RKT HOLDINGS, LLC

Dated as of [•], 2020

i

ii

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) OF RKT HOLDINGS, LLC, a Michigan limited liability company (the “Company”), dated as of [•], 2020, by and among the Company, Rocket Companies, Inc., a Delaware corporation (“RocketCo”), Rock Holdings Inc., a Michigan corporation (“RHI”) and Daniel Gilbert (“Gilbert”).

W I T N E S S E T H:

WHEREAS, the Company has been heretofore formed as a limited liability company under the Michigan Act (as defined below) pursuant to a certificate of formation which was executed and filed with the Secretary of State of the State of Michigan on March 6, 2020;

WHEREAS, RHI entered into the initial Limited Liability Company Agreement of the Company, dated as of March 6, 2020 (the “Initial LLC Agreement”);

WHEREAS, the Initial LLC Agreement was amended and restated in its entirety by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of [•], 2020, by and among the Company, RHI and Gilbert (the “A&R LLC Agreement”); and

WHEREAS, the Company, RHI and Gilbert desire to enter into this Agreement to admit RocketCo as a Member (as defined below) and to make the modifications hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree, to amend and restate the A&R LLC Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.01          Definitions.

(a)           The following terms shall have the following meanings for the purposes of this Agreement:

“Additional Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the new issuance of Units to such Person.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)            Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)           Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Member nor any Affiliate of any Member shall be deemed to be an Affiliate of any other Member or any of its Affiliates solely by virtue of such Members’ Units.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Available Cash Flow” means, for any period, the Company’s consolidated net income determined in accordance with GAAP, adjusted by the Managing Member to exclude non-cash items, extraordinary or one-time items of gain or loss, any compensation expense related to Units or other Equity Securities issued under any management equity plan of RocketCo or the Company, and, to the extent not reflected in consolidated net income determined in accordance with GAAP, less any Reserves established during such period (including the amount of any net increase during such period to a Reserve established in a prior period) and plus the amount of any net decrease during such period to a Reserve established by a prior period.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Detroit, Michigan are authorized or required by Applicable Law to close.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Company.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i)            The initial Carrying Value of any such Property contributed by a Member to the Company shall be the gross fair market value of such Property, as reasonably determined by the Managing Member;

(ii)           The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the Managing Member, at the time of any Revaluation pursuant to Section 5.02(c);

(iii)          The Carrying Value of any item of such Properties distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the Managing Member; and

(iv)          The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).  If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

“Class A Common Stock” means Class A common stock, $0.00001 par value per share, of RocketCo.

“Class B Common Stock” means Class B common stock, $0.00001 par value per share, of RocketCo.

“Class C Common Stock” means Class C common stock, $0.00001 par value per share, of RocketCo.

“Class D Common Stock” means Class D common stock, $0.00001 par value per share, of RocketCo.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Unit” means a common limited liability interest in the Company.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Control” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.

“Covered Person” means (i) each Member or an Affiliate thereof, in each case in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Member or an Affiliate thereof, in all cases in such capacity and (iii) each officer, director, shareholder (other than any public shareholder of RocketCo that is not a Member), member, partner, employee, representative, agent or trustee of the Managing Member, RocketCo (in the event RocketCo is not the Managing Member), the Company or an Affiliate controlled thereby, in all cases in such capacity.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among RocketCo, the Company and the holders of Common Units and shares of Class C Common Stock and Class D Common Stock from time to time party thereto.

“Family Member” means, with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse and lineal descendants of siblings of such person or such person’s spouse.  Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” means the Company’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the Managing Member.

“Form 8-A Effective Time” has the meaning set forth in the Reorganization Agreement.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Highest Member Tax Amount” means the Member receiving the greatest proportionate allocation of taxable income attributable to its ownership of the Company  in the applicable tax period (or portion thereof) (including as a result of the application of Section 704(c) of the Code or otherwise), and calculated by multiplying (x) the aggregate taxable income allocated to such Member  (excluding the tax consequences resulting from any adjustment under Sections 743(b) and 734(b) of the Code in such applicable taxable period (or portion thereof), by (y) the Tax Rate.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“IPO” means the initial underwritten public offering of RocketCo.

“Limited Ownership Minimum” means, with respect to the Rock Members, if the number of its Owned Shares exceeds [•], as adjusted for any stock split, stock dividend, reverse stock split, combination, recapitalization, reclassification or similar event.

“Managing Member” means (i) RocketCo so long as RocketCo has not withdrawn as the Managing Member pursuant to Section 7.02 and (ii) any successor thereof appointed as Managing Member in accordance with Section 7.02.

“Member” means any Person named as a Member of the Company on the Member Schedule and the books and records of the Company, as the same may be amended from time to time to reflect any Person admitted as an Additional Member or a Substitute Member, for so long as such Person continues to be a Member of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Michigan Act” means the Michigan Limited Liability Company Act.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)            Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;

(iii)          In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income or Net Loss;

(iv)          Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)          To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)         Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Non-RocketCo Member” means any Member that is not a RocketCo Member.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Owned Shares” with respect to the Rock Members, the total number of shares of Class A Common Stock beneficially owned (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Rock Members (including, for the purposes of this definition, any Person that owns either Units or RocketCo Common Stock and that otherwise qualifies under the definition of “Rock Member”), in the aggregate and without duplication, as of the date of such calculation (determined on an “as-converted” basis taking into account any and all securities then convertible into, or exercisable or exchangeable for, shares of Class A Common Stock (including Common Units and shares of Class C Common Stock exchangeable pursuant to the Exchange Agreement).

“Ownership Minimum” means, with respect to the Rock Members, if the number of its Owned Shares exceeds [•], as adjusted for any stock split, stock dividend, reverse stock split, combination, recapitalization, reclassification or similar event.

“Paired Interest” has the meaning set forth in the Exchange Agreement.

“Partnership Audit Provisions” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).

“Percentage Interest” means, with respect to any Member, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Common Units owned of record thereby and (ii) the denominator of which is the aggregate number of Common Units issued and outstanding.  The sum of the outstanding Percentage Interests of all Members shall at all times equal 100%.

“Permitted Transfer” means any Transfer (i) to any Permitted Transferee or (ii) following which such Units continue to be held by RHI or any Permitted Transferee and the direct or indirect equityholders of RHI or such Permitted Transferee immediately prior to such Transfer continue to hold a majority of the beneficial interests of RHI or such Permitted Transferee, as applicable, following such Transfer.

“Permitted Transferee” means, with respect to any Member, (i) RHI or any Rock Equityholder, (ii) any Family Member of such holder or any Family Member of any Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle so long as such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in the foregoing clauses (i)-(iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any of the persons listed in the foregoing clauses (i)-(iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder in the event of the death or disability thereof.

“Person” means any individual, corporation, partnership, unincorporated association or other entity.

“Prime Rate” means the rate of interest from time to time identified by JP Morgan Chase, N.A. as being its “prime” or “reference” rate.

“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“RocketCo Common Stock” means all classes and series of common stock of RocketCo, including the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

“RocketCo Equity Plan” means the Rocket Companies, Inc. 2020 Management Incentive Plan, as the same may be amended from time to time.

“RocketCo Member” means (i) RocketCo and (ii) any Subsidiary of RocketCo (other than the Company and its Subsidiaries) that is a Member.

“Purchase Agreement” means the Purchase Agreement, dated as of the date hereof, by and between RHI and Rocket Companies, Inc.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between RocketCo and RHI.

“Regulatory Agency” means the SEC, FINRA and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company or any of its Subsidiaries.

“Relative Percentage Interest” means, with respect to any Member relative to another Member or Members, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Member; and the denominator of which is (x) the Percentage Interest of such Member plus (y) the aggregate Percentage Interest of such other Member or Members.

“Reorganization” means the transactions contemplated by the Reorganization Agreement.

“Reorganization Agreement” means the Reorganization Agreement by and between RocketCo, RHI and Gilbert.

“Reorganization Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of immediately following the Reorganization, the amount or deemed value of which is set forth on the Member Schedule.

“Reorganization Documents” means the Reorganization Agreement, this Agreement, the Tax Receivable Agreement, the Exchange Agreement, the Purchase Agreement and the Registration Rights Agreement.

“Reserves” means, as of any date of determination, amounts allocated by the Managing Member, in its reasonable judgment, to reserves maintained for working capital of the Company, for contingencies of the Company, for operating expenses and debt reduction of the Company.

“Rock Equityholders” means the direct or indirect equityholders of RHI.

“Rock Members” means (i) RHI, (ii) Gilbert and (iii) any Permitted Transferee of a Rock Member that owns Units from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substitute Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.

“Tax Amount” means the Highest Member Tax Amount divided by the Percentage Interest of the Member described in the definition of “Highest Member Tax Amount”.

“Tax Distribution” means a distribution made by the Company pursuant to Section 5.03(e)(i) or Section 5.03(e)(iii) or a distribution made by the Company pursuant to another provision of Section 5.03 but designated as a Tax Distribution pursuant to Section 5.03(e)(ii).

“Tax Distribution Amount” means, with respect to a Member’s Units, whichever of the following applies with respect to the applicable Tax Distribution, in each case in amount not less than zero:

(i)            With respect to a Tax Distribution pursuant to Section 5.03(e)(i), the excess, if any, of (A) such Member’s required annualized income installment for such estimated payment date under Section 6655(e) of the Code, assuming that (x) such Member is a corporation (which assumption, for the avoidance of doubt, shall not affect the determination of the Tax Rate), (y) Section 6655(e)(2)(C)(ii) is in effect and (z) such Member’s only income is from the Company, which amount shall be calculated based on the projections believed by the Managing Member in good faith to be, reasonable projections of the product of (1) the Tax Amount and (2) such Member’s Percentage Interest over (B) the aggregate amount of Tax Distributions designated by the Company pursuant to Section 5.03(e)(ii) with respect to such Units since the date of the previous Tax Distribution pursuant to Section 5.03(e)(i) (or if no such Tax Distribution was required to be made, the date such Tax Distribution would have been made pursuant to Section 5.03(e)(i)).

(ii)           With respect to the designation of an amount as a Tax Distribution pursuant to Section 5.03(e)(ii), the product of (x) the Tax Amount projected, in the good faith belief of the Managing Member, during the period since the date of the previous Tax Distribution (or, if more recent, the date that the previous Tax Distribution pursuant to Section 5.03(e)(i) would have been made or, in the case of the first distribution pursuant to Section 5.03(b), the date of this Agreement) and (y) such Member’s Percentage Interest.

(iii)          With respect to an entire Fiscal Year to be calculated for purposes of Section 5.03(e)(iii), the excess, if any, of (A) the product of (x) the Tax Amount for the relevant Fiscal Year and (y) such Member’s Percentage Interest, over (B) the aggregate amount of Tax Distributions (other than Tax Distributions under Section 5.03(e)(iii) with respect to a prior Fiscal Year) with respect to such Units made with respect to such Fiscal Year.

“Tax Rate” means the highest marginal federal, state and local tax rate for an individual or corporation that is resident in Michigan, New York City or California (whichever is higher) applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes as applicable at the time for U.S. federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code or Section 164 of the Code, which Tax Rate shall be the same for all Members.

“Tax Receivable Agreement” means the Tax Receivable Agreement by and between RocketCo, RHI and Gilbert.

“Transfer” of a Unit means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such Unit or any legal or beneficial interest in such Unit, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of Applicable Law, and shall include all matters deemed to constitute a Transfer under Article VIII; provided, however, that the following shall not be considered a “Transfer”: (i) the pledge of Units by a Member that creates a mere security interest in such Units pursuant to a bona fide loan or indebtedness transaction so long as such Member continues to exercise sole voting control over such pledged Units; provided, however, that a foreclosure on such Units or other similar action by the pledgee shall constitute a “Transfer”; or (ii) the fact that the spouse of any Member possesses or obtains an interest in such Member’s Units arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such Units.  The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.

“Units” means Common Units or any other class of limited liability interests in the Company designated by the Company after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences or special rights set forth or referenced in this Agreement, and the membership interests of the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences or special rights.

(b)           Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Confidential Information	Section 11.10(b)
Controlled Entities	Section 9.02(e)
Dissolution Event	Section 10.01(c)
Economic RocketCo Security	Section 4.01(a)
e-mail	Section 11.03
Member Parties	Section 11.10(a)
Expenses	Section 9.02(e)
GAAP	Section 3.03(b)
Indemnification Sources	Section 9.02(e)
Indemnitee-Related Entities	Section 9.02(e)(i)
Initial LLC Agreement	Recitals
Jointly Indemnifiable Claims	Section 9.02(e)(ii)
Officers	Section 7.05(a)
Partnership Representative	Section 6.01
PROCESS AGENT	Section 11.05(b)
Regulatory Allocations	Section 5.04(c)
Revaluation	Section 5.02(c)
RHI	Preamble
Withholding Advances	Section 5.06(b)

Section 1.02          Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  The word “or” shall be disjunctive but not exclusive. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.  As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Members subject to such determination.  Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Members, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Members.  Except to the extent otherwise expressly provided herein, all references to any Member shall be deemed to refer solely to such Person in its capacity as such Member and not in any other capacity.

ARTICLE II

THE COMPANY

Section 2.01          Formation.  The Company was formed upon the filing of the certificate of formation of the Company with the Secretary of State of the State of Michigan on March 6, 2020.  The Manager or an “authorized agent” within the meaning of the Michigan Act shall file and record any amendments or restatements to the certificate of formation of the Company and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Michigan and of any other jurisdiction in which the Company may conduct business.  The authorized agent or representative shall, on request, provide any Member with copies of each such document as filed and recorded.  The Members hereby agree that the Company and its Subsidiaries shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Michigan Act.

Section 2.02          Name.  The name of the Company shall be RKT Holdings, LLC; provided that the Managing Member may change the name of the Company to such other name as the Managing Member shall determine in its sole discretion, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to effect such change.

Section 2.03          Term.  The Company shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article X.

Section 2.04          Registered Agent and Registered Office.  The name of the registered agent of the Company for service of process on the Company in the State of Michigan shall be CT Corporation, and the address of such registered agent and the address of the registered office of the Company in the State of Michigan shall be The Corporation Company, 40600 Ann Arbor Road East, Suite 201, Plymouth, Michigan

48170.  Such office and such agent may be changed to such place within the State of Michigan and any successor registered agent, respectively, as may be determined from time to time by the Managing Member in accordance with the Michigan Act.

Section 2.05          Purposes.  The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Michigan Act and determined from time to time by the Managing Member in accordance with the terms and conditions of this Agreement.

Section 2.06          Powers of the Company.  The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.

Section 2.07          Partnership Tax Status.  The Members intend that the Company shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.

Section 2.08          Regulation of Internal Affairs.  The internal affairs of the Company and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the Managing Member.

Section 2.09          Ownership of Property.  Legal title to all Property, conveyed to, or held by the Company or its Subsidiaries shall reside in the Company or its Subsidiaries and shall be conveyed only in the name of the Company or its Subsidiaries and no Member or any other Person, individually, shall have any ownership of such Property.

Section 2.10          Subsidiaries.  The Company shall cause the business and affairs of each of the Subsidiaries to be managed by the Managing Member in accordance with and in a manner consistent with this Agreement.

ARTICLE III

UNITS; MEMBERS; BOOKS AND RECORDS; REPORTS

Section 3.01          Units; Admission of Members.

(a)           Effective upon the Reorganization, pursuant to Section [•] of the Reorganization Agreement, (i) RocketCo has been admitted to the Company as the Managing Member and (ii) the Company has hereby reclassified all membership interests of the Company outstanding as of immediately prior to the Form 8-A Effective Time into the number of Common Units, in the aggregate, set forth on Schedule A (the “Member Schedule”).  The Member Schedule shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement and, upon any subsequent update to the Member Schedule, the Managing Member shall promptly deliver a copy of such updated Member Schedule to each Member. When any Units or other Equity

Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Members and the resulting Percentage Interest of each Member.  Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(b)           The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences or special rights as may be determined the Managing Member.  Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve, with respect to Persons employed by or otherwise performing services for the Company or any of its Subsidiaries, other equity compensation agreements, options or warrants.  When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members based on their Common Units.

Section 3.02          Substitute Members and Additional Members.

(a)           No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including any class voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article VIII) and (ii) such Transferee or recipient shall have executed and delivered to the Company such instruments as the Managing Member deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee or recipient as a Member and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement.  Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Company as a Member.  A Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred.  As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member.  In the event of any admission of a Substitute Member or Additional Member pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Member Schedule) in connection therewith shall only require execution by the Company and such Substitute Member or Additional Member, as applicable, to be effective.

(b)           If a Member shall Transfer all (but not less than all) its Units, the Member shall thereupon cease to be a Member of the Company.

Section 3.03          Tax and Accounting Information.

(a)           Accounting Decisions and Reliance on Others.  All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member in accordance with Applicable Law and with accounting methods followed for U.S. federal income tax purposes.  In making such decisions, the Managing Member may rely upon the advice of the independent accountants of the Company.

(b)           Records and Accounting Maintained.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”).  The Fiscal Year of the Company shall be used for financial reporting and for U.S. federal income tax purposes.

(c)           Financial Reports.

(i)            The books and records of the Company shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of RocketCo (or, if such firm declines to perform such audit, by an accounting firm selected by the Managing Member).

(ii)           In the event neither RocketCo nor the Company is required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company shall deliver, or cause to be delivered, the following to each Rock Member, in each case so long as such Rock Member meets the Ownership Minimum:

(A)          not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

(B)          not later than forty five (45) days or such later time as permitted under applicable securities law after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter.

(d)           Tax Returns.

(i)            The Company shall timely cause to be prepared by an accounting firm selected by the Managing Member all federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed.  Upon request of RHI or any other Member, the Company shall furnish to such Member a copy of each such tax return;

(ii)           The Company shall furnish to each Member (a) as soon as reasonably practical after the end of each Fiscal Year, all information concerning the Company and its Subsidiaries required for the preparation of tax returns of such Members (or any beneficial owner(s) of such Member), including a report (including Schedule K-1), indicating each Member’s share of the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Member to prepare its federal, state and other tax returns; provided that estimates of such information believed by the Managing Member in good faith to be reasonable shall be provided within 90 days of the end of the Fiscal Year, (b) as soon as reasonably possible after the close of the relevant fiscal period, but in no event later than ten days prior to the date an estimated tax payment is due, such information concerning the Company as is required to enable such Member (or any beneficial owner of such Member) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Member, such other information concerning the Company and its Subsidiaries that is reasonably requested by such Member for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Member) or for tax planning purposes; and

(e)           Inconsistent Positions.  No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item unless such Member notifies the Company of the different position the Member desires to take and the Company’s regular tax advisors, after consulting with the Member, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Company’s position outweigh the arguments in favor of the Member’s position.

Section 3.04          Books and Records.  The Company shall keep full and accurate books of account and other records of the Company at its principal place of business.  No Member (other than the Managing Member and, in each case so long as it meets the Ownership Minimum, the Rock Members) shall have any right to inspect the books and records of RocketCo, the Company or any of its Subsidiaries; provided that, in the case of the Rock Members, (i) such inspection shall be at reasonable times and upon reasonable prior notice to the Company, but not more frequently than once per calendar quarter and (ii) neither RocketCo, the Company nor any of its Subsidiaries shall be required to disclose (x) any information the Managing Member determines to be competitively sensitive or (y) any privileged information of RocketCo, the Company or any of its Subsidiaries so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Rock Members without the loss of any such privilege.

ARTICLE IV

ROCKETCO OWNERSHIP; RESTRICTIONS ON ROCKETCO STOCK

Section 4.01          RocketCo Ownership.

(a)           If at any time RocketCo issues a share of Class A Common Stock or Class B Common Stock or any other Equity Security of RocketCo entitled to any economic rights (including in the IPO) (an “Economic RocketCo Security”) with regard thereto (other than Class C Common Stock, Class D Common Stock or other Equity Security of RocketCo not entitled to any economic rights with respect thereto), (i) the Company shall issue to RocketCo one Common Unit (if RocketCo issues a share of Class A Common Stock or Class B Common Stock) or such other Equity Security of the Company (if RocketCo issues an Economic RocketCo Security other than Class A Common Stock or Class B Common Stock) corresponding to the Economic RocketCo Security, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic RocketCo Security and (ii) the net proceeds received by RocketCo with respect to the corresponding Economic RocketCo Security, if any, shall be concurrently contributed to the Company; provided, however, that if RocketCo issues any Economic RocketCo Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of RocketCo for which RocketCo would be permitted a distribution pursuant to Section 5.03(c), then RocketCo shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations, and provided, further, that if RocketCo issues any shares of Class A Common Stock or Class B Common Stock in order to purchase or fund the purchase from a Non-RocketCo Member of a number of Common Units (and shares of Class C Common Stock or Class D Common Stock, as applicable) or to purchase or fund the purchase of shares of Class A Common Stock or Class B Common Stock, in each case equal to the number of shares of Class A Common Stock or Class B Common Stock issued, then the Company shall not issue any new Common Units in connection therewith and RocketCo shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Non-RocketCo Member as consideration for such purchase).

(b)           Notwithstanding Section 4.01(a), this Article IV shall not apply (i) to the issuance and distribution to holders of shares of RocketCo Common Stock of rights to purchase Equity Securities of RocketCo under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Paired Interests for Class A Common Stock or Class B Common Stock, as the case may be, pursuant to the Exchange Agreement, such Class A Common Stock or Class B Common Stock, as the case may be, will be issued together with a corresponding right) or (ii) to the issuance under the RocketCo Equity Plan or RocketCo’s other employee benefit plans of any warrants, options or other rights to acquire Equity Securities of RocketCo or rights or property that may be converted into or settled in Equity Securities of RocketCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of RocketCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

Section 4.02          Restrictions on RocketCo Common Stock.

(a)           Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) the Company may not issue any additional Common Units to RocketCo or any of its Subsidiaries unless substantially simultaneously therewith RocketCo or such Subsidiary issues or sells an equal number of shares of Class A Common Stock or Class B Common Stock to another Person and (ii) the Company may not issue any other Equity Securities of the Company to RocketCo or any of its Subsidiaries unless substantially simultaneously, RocketCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of RocketCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(b)           Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) RocketCo or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock or Class B Common Stock unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from RocketCo an equal number of Units for the same price per security (or, if RocketCo uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock or Class B Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of Units for no consideration) and (ii) RocketCo or any of its Subsidiaries may not redeem or repurchase any other Equity Securities of RocketCo unless substantially simultaneously, the Company redeems or repurchases from RocketCo an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of RocketCo for the same price per security (or, if RocketCo uses funds received from distributions from the Company or the net proceeds from an issuance of Equity Securities other than Class A Common Stock or Class B Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of its corresponding Equity Securities for no consideration).  Except  as otherwise determined by the Managing Member in accordance with Section 4.02(d): (x) the Company may not redeem, repurchase or otherwise acquire Common Units from RocketCo or any of its Subsidiaries unless substantially simultaneously RocketCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of Class A Common Stock or Class B Common Stock for the same price per security from holders thereof (except that if the Company cancels Common Units for no consideration as described in Section 4.02(b)(i), then the price per security need not be the same) and (y) the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from RocketCo or any of its Subsidiaries unless substantially simultaneously RocketCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of RocketCo of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of RocketCo (except that if the Company cancels Equity Securities for no consideration as described in Section 4.02(b)(ii), then the price per security need not be the same).  Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to RocketCo in connection with the redemption or repurchase of any shares or other Equity Securities of RocketCo or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels Common Units or other Equity Securities for no consideration as described in this Section 4.02(b)).

(c)           The Company shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Common Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding RocketCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities.  RocketCo shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding RocketCo Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d)           Notwithstanding anything to the contrary in this Article IV:

(i)            if at any time the Managing Member shall determine that any debt instrument of RocketCo, the Company or its Subsidiaries shall not permit RocketCo or the Company to comply with the provisions of Section 4.02(a) or Section 4.02(b) in connection with the issuance, redemption or repurchase of any shares of Class A Common Stock or Class B Common Stock or other Equity Securities of RocketCo or any of its Subsidiaries or any Units or other Equity Securities of the Company, then the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each Rock Member, in each case so long as such Rock Member meets the Limited Ownership Minimum;

(ii)           if (x) RocketCo incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company and (y) RocketCo is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in any debt instrument of RocketCo, the Company or its Subsidiaries, then notwithstanding Section 4.02(a) or Section 4.02(b), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using non-participating preferred Equity Securities of the Company without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each Rock Member, in each case so long as such Rock Member meets the Limited Ownership Minimum; and

(iii)          If RocketCo receives a distribution pursuant to Section 5.03 and RocketCo subsequently contributes any of the amounts received to the Company, the Managing Member may take any reasonable action to properly reflect the changes in the Members’ economic interests in the Company including by making appropriate adjustments to the number of Common Units held by the Members other than RocketCo in order to proportionally reduce the respective Percentage Interests held by the Members other than RocketCo.

(e)           In the event any adjustment pursuant to this Agreement in the number of Common Units held by a Member results (x) in a decrease in the number of Common Units held by a Member that constitute a portion of a Paired Interest, concurrently with such decrease, such Member shall surrender the number of shares of Class C Common Stock or Class D Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class C Common Stock or Class D Common Stock, as the case may be) to RocketCo or (y) in an increase in the number of Common Units held by a Member that constitute a portion of a Paired Interest, concurrently with such increase, RocketCo shall issue the number of shares of Class C Common Stock or Class D Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class C Common Stock or Class D Common Stock, as the case may be) to such Member.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
DISTRIBUTIONS; ALLOCATIONS

Section 5.01          Capital Contributions.

(a)           From and after the date hereof, no Member shall have any obligation to the Company, to any other Member or to any creditor of the Company to make any further Capital Contribution, except as expressly provided in Section 4.01(a).

(b)           Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

Section 5.02          Capital Accounts.

(a)           Maintenance of Capital Accounts.  The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)            Each Member listed on the Member Schedule shall be credited with the Reorganization Date Capital Account Balance set forth on the Member Schedule.  The Member Schedule shall be amended by the Managing Member after the closing of the IPO and from time to time to reflect adjustments to the Members’ Capital Accounts made in accordance with Sections 5.02(a)(ii), 5.02(a)(iii), 5.02(a)(iv), 5.02(c) or otherwise.

(ii)           To each Member’s Capital Account there shall be credited:  (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

(iii)          To each Member’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.04 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.

(iv)          In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  In the event that the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members), the Managing Member may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article X upon the dissolution of the Company.  The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)           Succession to Capital Accounts.  In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the former Member to the extent such Capital Account relates to the Transferred Units.

(c)           Adjustments of Capital Accounts.  The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times:  (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Units; (ii) the distribution by the Company to a Member of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Company of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Company (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members.

(d)           No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein.  A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member.  Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Member’s Capital Account.

(e)           Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Member attributable to the applicable class of Units held of record by such Member by the number of Units of such class held of record by such Member.

Section 5.03          Amounts and Priority of Distributions.

(a)           Distributions Generally.  Except as otherwise provided in Section 10.02, distributions shall be made to the Members as set forth in this Section 5.03, at such times and in such amounts as the Managing Member, in its sole discretion, shall determine.

(b)           Distributions to the Members.  Subject to Sections 5.03(e), and 5.03(f), at such times and in such amounts as the Managing Member, in its sole discretion, shall determine, distributions shall be made to the Members in proportion to their respective Percentage Interests.

(c)           RocketCo Distributions.  Notwithstanding the provisions of Section 5.03(b), the Managing Member, in its sole discretion, may authorize that (i) cash be paid to RocketCo (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by RocketCo to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock or Class B Common Stock in accordance with Section 4.02(b) and (ii) to the extent that the Managing Member determines that expenses or other obligations of RocketCo are related to its role as the Managing Member or the business and affairs of RocketCo that are conducted through the Company or any of the Company’s direct or indirect Subsidiaries, cash (and, for the avoidance of doubt, only cash) distributions may be made to RocketCo (which distributions shall be made without pro rata distributions to the other Members) in amounts required for RocketCo to pay (w) operating, administrative and other similar costs incurred by RocketCo, including payments in respect of Indebtedness and preferred stock, to the extent the proceeds are used or will be used by RocketCo to pay expenses or other obligations described in this clause (ii) (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Company were not issued to RocketCo), payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreement and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of RocketCo), (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, RocketCo, (y) fees and expenses (including any underwriters discounts and commissions) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of RocketCo and (z) other fees and expenses in connection with the maintenance of the existence of RocketCo (including any costs or expenses associated with being a public company listed on a national securities exchange).  For the avoidance of doubt, distributions made under this Section 5.03(c) may not be used to pay or facilitate dividends or distributions on the RocketCo Common Stock and must be used solely for one of the express purposes set forth under clause (i) or (ii) of the immediately preceding sentence.

(d)           Distributions in Kind.  Any distributions in kind shall be made at such times and in such amounts as the Managing Member, in its sole discretion, shall determine based on their fair market value as determined by the Managing Member in the same proportions as if distributed in accordance with Section 5.03(b), with all Members participating in proportion to their respective Percentage Interests.  If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member.  For the purposes of this Section 5.03(d), if any such distribution in kind includes securities, distributions to the Members shall be deemed proportionate notwithstanding that the securities distributed to holders of Common Units that are included in Paired Interests with shares of Class D Common Stock have not more than ten times the voting power of any securities distributed to holders of Common Units that are included in Paired Interests with shares of Class C Common Stock, so long as such securities issued to the holders of Common Units that are included in Paired Interests with shares of Class D Common stock remain subject to automatic conversion on terms no more favorable to such holders than those set forth in Article IV, Section F of the certificate of incorporation of RocketCo.

(e)           Tax Distributions.

(i)            Notwithstanding any other provision of this Section 5.03 to the contrary, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make cash distributions by wire transfer of immediately available funds pursuant to this Section 5.03(e)(i) to the Members with respect to their Units in proportion to their respective Percentage Interests at least two Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due, in an amount that in the Managing Member’s discretion allows each Member to satisfy its tax liability with respect to its Units,  up to such Member’s Tax Distribution Amount, if any; provided that the Managing Member shall have no liability to any Member in connection with any underpayment of estimated taxes, so long as cash distributions are made in accordance with this Section 5.03(e)(i) and the Tax Distribution Amounts are determined as provided in paragraph (i) of the definition of Tax Distribution Amount.

(ii)           On any date that the Company makes a distribution to the Members with respect to their Units under a provision of Section 5.03 other than this Section 5.03(e), if the Tax Distribution Amount is greater than zero, the Company shall designate all or a portion of such distribution as a Tax Distribution with respect to a Member’s Units to the extent of the Tax Distribution Amount with respect to such Member’s Units as of such date (but not to exceed the amount of such distribution).  For the avoidance of doubt, such designation shall be performed with respect to all Members with respect to which there is a Tax Distribution Amount as of such date.

(iii)          Notwithstanding any other provision of this Section 5.03 to the contrary, if the Tax Distribution Amount for such Fiscal Year is greater than zero, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make additional distributions under this Section 5.03(e)(iii) to the extent of such Tax Distribution Amount for such Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

(iv)          Under no circumstances shall Tax Distributions reduce the amount otherwise distributable to any Member pursuant to this Section 5.03

(other than this Section 5.03(e)) after taking into account the effect of Tax Distributions on the amount of cash or other assets available for distribution by the Company.

(f)            Pre-IPO Profits Distribution.  Notwithstanding Section 5.03(b), after the Reorganization, before any other distributions are distributed to the Members by the Company or any of its Subsidiaries, the Company shall, or shall cause its Subsidiaries to, distribute to RHI and Gilbert, an aggregate amount of cash determined by the Managing Member up to an amount equal to (i) the Available Cash Flow attributable to the portion of the fiscal period beginning on January 1, 2020 and ended on the date hereof minus (ii) the amount of Available Cash Flow, if any, attributable to such period and distributed to RHI or Gilbert prior to the date hereof.

(g)           Assignment.  Rock Members shall have the right to assign to any Transferee of Common Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Rock Member pursuant to Section 5.03(b).

Section 5.04          Allocations.

(a)           Net Income and Net Loss.  Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests. Notwithstanding the foregoing, the Managing Member shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

(b)           Special Allocations.  The following special allocations shall be made in the following order:

(i)            Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Member Nonrecourse Debt Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)          Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.04(b)(iii) were not in the Agreement.

(iv)          Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in a manner determined by the Managing Member consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

(v)           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi)          Section 754 Adjustments.  (A) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss, and further (B) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(c)           Curative Allocations.  The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.04(c).  Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.04.

(d)           Loss Limitation.  Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Member by Member basis and Net Loss (or individual items of loss or deduction) not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).  Any reallocation of Net Loss pursuant to this Section 5.04(d) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.04(c).

Section 5.05                             Other Allocation Rules.

(a)                                 Interim Allocations Due to Percentage Adjustment.  If a Percentage Interest is the subject of a Transfer or the Members’ interests in the Company change pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Members for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with a pro rata allocation unless the Managing Member elects to use an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question.  Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder.  As of the date of such Transfer, the Transferee shall succeed to the Capital Account of the Transferor with respect to the transferred Units.

(b)                                 Tax Allocations: Code Section 704(c).  For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under Section 5.04, except that in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the traditional allocation method under Treasury Regulation 1.704-3(b).  Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

(c)                                  Modification of Allocations. The allocations set forth in Section 5.04 and Section 5.05 are intended to comply with certain requirements of the Treasury Regulations. Notwithstanding the other provisions of this Article V, the

Managing Member shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Income and Net Loss (and to individual items of income, gain, loss, deduction and credit) pursuant to this Agreement (i) in order to comply with Section 704 of the Code or applicable Treasury Regulations, (ii) to allocate properly Net Income and Net Loss (and individual items of income, gain, loss, deduction and credit) to those Members that bear the economic burden or benefit associated therewith and (iii) to cause the Members to achieve the objectives underlying this Agreement as reasonably determined by the Managing Member

Section 5.06                             Tax Withholding; Withholding Advances.

(a)                                 Tax Withholding.

(i)                                     If requested by the Managing Member, each Member shall, if able to do so, deliver to the Managing Member:  (A) an affidavit in form satisfactory to the Company that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any Applicable Law; (B) any certificate that the Company may reasonably request with respect to any such laws; or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such law.  In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.06(b).

(ii)                                  After receipt of a written request of any Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member.  In addition, the Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their Relative Percentage Interests.

(b)                                 Withholding Advances.  To the extent the Company is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.

(c)                                  Repayment of Withholding Advances.  All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Managing Member and the affected Member be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member.  Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.

(d)                                 Withholding Advances — Reimbursement of Liabilities.  Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).

ARTICLE VI

CERTAIN TAX MATTERS

Section 6.01                             Partnership Representative.

(a)                                 The “Partnership Representative” (as such term is defined under Partnership Audit Provisions) of the Company shall be selected by the Managing Member with the initial Partnership Representative being RocketCo. The Partnership Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Partnership Representative. The Partnership Representative is authorized to take, and shall determine in its sole discretion whether or not the Company will take, such actions and execute and file all statements and forms on behalf of the Company that are approved by the Managing Member and are permitted or required by the applicable provisions of the Partnership Audit Provisions (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax Law). Each Member agrees to cooperate with the Partnership Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Partnership Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings.

(b)                                 In the event that the Partnership Representative has not caused the Company to make a “push-out” election pursuant to Section 6226 of the Partnership Audit Provisions, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Provisions) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership

Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Members based upon their Percentage Interests in the Company for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Provisions paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by Applicable Law or contract.

(c)                                  Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to such Member’s share of any tax deficiency paid or payable by the Company that is allocable to the Member as determined in accordance with Section 6.01(b) with respect to an audited or reviewed taxable year for which such Member was a partner in the Company. Any obligation of a Member pursuant to this Section 6.01(c) shall be implemented through adjustments to distributions otherwise payable to such Member as determined in accordance with Section 5.03; provided, however, that, at the written request of the Partnership Representative, each Member or former Member may be required to contribute to the Company such Member’s Imputed Underpayment Amount imposed on and paid by the Company; provided, further, that if a Member or former Member individually directly pays, pursuant to the Partnership Audit Provisions, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Member or former Member. Any amount withheld from distributions pursuant to this Section 6.01(c) shall be treated as an amount distributed to such Member or former Member for all purposes under this Agreement.  For the avoidance of doubt, the obligations of a Member set forth in this Section 6.01(c) shall survive the withdrawal of a Member from the Company or any Transfer of a Member’s interest.

Section 6.02                             Section 754 Election.  The Company has previously made or will make a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year ended December 31, 2020, and the Managing Member shall not take any action to revoke such election.

Section 6.03                             Debt Allocation.  Indebtedness of the Company treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Members based on their Percentage Interests.

ARTICLE VII

MANAGEMENT OF THE COMPANY

Section 7.01                             Management by the Managing Member.  Except as otherwise specifically set forth in this Agreement, the Managing Member shall be deemed to be a “manager” for purposes of applying the Michigan Act.  Except as expressly provided in this Agreement or the Michigan Act, the day-to-day business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled by the Managing Member in accordance with the terms of this Agreement and no other Members shall have management authority or rights over the Company or its Subsidiaries.  The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s and its Subsidiaries’ business, and the actions of the Managing Member taken in accordance with such rights and powers, shall bind the Company (and no other Members shall have such right).  Except as expressly provided in this Agreement, the Managing Member shall have all necessary powers to carry out the purposes, business, and objectives of the Company and its Subsidiaries.  The Managing Member may delegate to Members, employees, officers or agents of the Company or any Subsidiary in its discretion the authority to sign agreements and other documents on behalf of the Company or any Subsidiary.

Section 7.02                             Withdrawal of the Managing Member.  RocketCo may withdraw as the Managing Member and appoint as its successor at any time upon written notice to the Company (i) any wholly-owned Subsidiary of RocketCo, (ii) any Person of which RocketCo is a wholly-owned Subsidiary, (iii) any Person into which RocketCo is merged or consolidated or (iv) any transferee of all or substantially all of the assets of RocketCo, which withdrawal and replacement shall be effective upon the delivery of such notice.  No appointment of a Person other than RocketCo (or its successor, as applicable) as Managing Member shall be effective unless RocketCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the new Managing Member, to cause the new Managing Member to comply with all the Managing Member’s obligations under this Agreement and the Exchange Agreement.

Section 7.03                             Decisions by the Members.

(a)                                 Other than the Managing Member, the Members shall take no part in the management of the Company’s business, shall transact no business for the Company and shall have no power to act for or to bind the Company; provided, however, that the Company may engage any Member or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor or consultant to the Company, in which event the duties and liabilities of such individual or firm with respect to the Company as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Company.

(b)                                 Except as expressly provided herein, neither the Members nor any class of Members shall have the power or authority to vote, approve or consent to any matter or action taken by the Company.  Except as otherwise provided herein, any proposed matter or action subject to the vote, approval or consent of the Members or any class of Members shall require the approval of (i) a majority in interest of the Members or such class of Members, as the case may be (by (x) resolution at a duly convened meeting of the Members or such class of Members, as the case may be, or (y) written consent of the Members or such class of Members, as the case may be) and (ii) except with respect to any approval or other rights expressly granted to the Rock Members, the Managing Member.  Except as expressly provided herein, all Members shall vote together as a single class on any matter subject to the vote, approval or consent of the Members (but not, for the avoidance of doubt, any vote, approval or consent of any class of Members).  In the case of any such approval, a majority in interest of the Members or any class of Members, as the case may be, may call a meeting of the Members or such class of Members at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon.  Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Members or such class of Members, as the case may be.  Unless waived by any such Member in writing, notice of any such meeting shall be given to each Member or Member of such class, as the case may be, at least four (4) days prior thereto.  Attendance or participation of a Member at a meeting shall constitute a waiver of notice of such meeting, except when such Member attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened.  Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Members sufficient to approve such action pursuant to this Section 7.03(b).  A copy of any such consent in writing will be provided to the Members promptly thereafter.

Section 7.04                             Fiduciary Duties.

(a)                                 (i) The Managing Member shall, in its capacity as Managing Member, and not in any other capacity, have the same fiduciary duties to the Company and the Members as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of RocketCo); (ii) any member of the Board of Directors of RocketCo that is an officer of RocketCo or the Company shall, in its capacity as director, and not in any other capacity, have the same fiduciary duties to RocketCo as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of RocketCo); and (iii) each Officer and each officer of RocketCo shall, in their capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Members (in the case of any Officer) or RocketCo (in the case of any officer of RocketCo) as an officer of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of RocketCo).  For the avoidance of doubt, the fiduciary duties described in clause (i) above shall not be limited by the fact that the Managing Member shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith.  Each of the Rock Members shall have the exclusive right to enforce the rights and duties, or to waive such rights and duties, set forth in this Section 7.07(a), in each case so long as such Rock Member meets the Limited Ownership Minimum.

(b)                                 The parties acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe fiduciary duties to the stockholders of the Managing Member.  The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members or their interests relative to the stockholders of the Managing Member or (ii) advantage the stockholders of the Managing Member relative to the Members or (iii) treats the Members and the stockholders of the Managing Member differently; provided that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the Members other than the Managing Member, such other Members agree that the Managing Member shall discharge its fiduciary duties to such other Members by acting in the best interests of the Managing Member’s stockholders.  Each of the Rock Members shall have the exclusive right to enforce the rights and duties, or to waive such rights and duties, set forth in this Section 7.04(b), so long as such Rock Member meets the Limited Ownership Minimum.

(c)                                  Without prior written consent of each Rock Member (in each case so long as such Rock Member owns any Owned Shares), the Managing Member will not engage in any business activity other than the direct or indirect management and ownership of the Company and its Subsidiaries, or own any assets (other than on a temporary basis) other than securities of the Company and its Subsidiaries (whether directly or indirectly held) or any cash or other property or assets distributed by or otherwise received from the Company and its Subsidiaries in accordance with this Agreement, provided that the Managing Member may take any action (including incurring its own Indebtedness) or own any asset if it determines in good faith that such actions or ownership are in the best interest of the Company.

Section 7.05                             Officers.

(a)                                 Appointment of Officers.  The Managing Member may appoint individuals as officers (“Officers”) of the Company, which may include such officers as the Managing Member determines are necessary and appropriate.  No Officer need be a Member.  An individual may be appointed to more than one office.

(b)                                 Authority of Officers.  The Officers shall have the duties, rights, powers and authority as may be prescribed by the Managing Member from time to time.

(c)                                  Removal, Resignation and Filling of Vacancy of Officers.  The Managing Member may remove any Officer, for any reason or for no reason, at any time.  Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement.  A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Managing Member.

ARTICLE VIII

TRANSFERS OF INTERESTS

Section 8.01                             Restrictions on Transfers.

(a)                                 Except as expressly permitted by Section 8.02, and subject to Section 8.01(b), Section 8.01(c) and Section 8.01(d), any underwriter lock-up agreement applicable to such Member or any other agreement between such Member and the Company, RocketCo or any of their controlled Affiliates, without the prior written approval of the Managing Member, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Company pursuant thereto.  Any such Transfer which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio.  Notwithstanding anything to the contrary in this Article VIII, (i) the Exchange Agreement shall govern the exchange of Paired Interests for shares of Class A Common Stock or Class B Common Stock, and an exchange pursuant to and in accordance with the Exchange Agreement shall not be considered a “Transfer” for purposes of this Agreement, (ii) the certificate of incorporation of RocketCo shall govern the conversion of Class B Common Stock to Class A Common Stock and the conversion of Class D Common Stock to Class C Common Stock, and a conversion pursuant to and in accordance with the certificate of incorporation of RocketCo shall not be considered a “Transfer” for purposes of this Agreement, (iii) a Transfer of Registrable Securities (as such term is defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement shall not be considered a “Transfer” for the purposes of the Agreement and (iv) any other Transfer of shares of Class A Common Stock or Class B Common Stock shall not be considered a “Transfer” for purposes of this Agreement.

(b)                                 Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article VIII that:

(i)                                     the Transferor shall have provided to the Company prior notice of such Transfer;

(ii)                                  the Transfer shall comply with all Applicable Laws; and

(iii)                               with respect to any Transfer of any Common Unit that constitutes a portion of a Paired Interest, concurrently with such Transfer, such Transferor shall also Transfer to such Transferee the number of shares of Class C Common Stock or Class D Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class C Common Stock or Class D Common Stock, as the case may be).

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the Managing Member, would cause the Company to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

(d)                                 Any Transfer of Units pursuant to this Agreement, including this Article VIII, shall be subject to the provisions of Section 3.01 and Section 3.02.

Section 8.02                             Certain Permitted Transfers.  Notwithstanding anything to the contrary herein, the following Transfers shall be permitted:

(a)                                 Any Transfer by any Member of its Units pursuant to a RocketCo Offer (as such term is defined in the Exchange Agreement);

(b)                                 At any time, any Permitted Transfer; provided that such Transfer, alone or together with other Transfers by any Rock Member and any Transferee thereof, would not result in the all Rock Members and their Transferees, in the aggregate, representing at any time more than fifty partners for the purposes of Treasury Regulation Section 1.7704-1(h)(1)(ii), including the application of the anti-avoidance rule of Treasury Regulation Section 1.7704-1(h)(3), excluding RocketCo from the fifty partners and treating RHI as one partner for purposes of this Section 8.02(b); or

(c)                                  At any time, any Transfer by any Member (other than any Rock Member) of Units to any Transferee (i) previously approved in writing by the Company prior to the Reorganization or (ii) approved in writing by the Managing Member (not to be unreasonably withheld), it being understood that it shall be reasonable for the Managing Member to withhold such consent if the Managing Member reasonably determines that such Transfer would materially increase the risk that the Company would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

Section 8.03                             Registration of Transfers.  When any Units are Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

ARTICLE IX

LIMITATION ON LIABILITY, EXCULPATION
AND INDEMNIFICATION

Section 9.01                             Limitation on Liability.  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided that the foregoing shall not alter a Member’s obligation to return funds wrongfully distributed to it.

Section 9.02                             Exculpation and Indemnification.

(a)                                 Subject to the duties of the Managing Member and Officers set forth in Section 7.04, neither the Managing Member nor any other Covered Person described in clause (iii) of the definition thereof shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company.  There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith.

(b)                                 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c)                                  The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is as a result of a Covered Person not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company or (ii) results from the breach by any Member (in such capacity) of its contractual obligations under this Agreement.  If any Covered

Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, other than by reason of a Covered Person not acting in good faith on behalf of the Company or by reason of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or investigation.  If for any reason (other than by reason of a Covered Person not acting in good faith on behalf of the Company or by reason of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations.  There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.

(d)                                 The obligations of the Company under Section 9.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.

(e)                                  Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Company or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Michigan Act, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities.  Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Company or any Controlled Entity under the Indemnification Sources.  In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Company or any Controlled Entity, as applicable, and (iii) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  The Company and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9.02(e), entitled to enforce this Section 9.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement.  The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 9.02(e) as though each such Controlled Entity was the “Company” under this Agreement.  For purposes of this Section 9.02(e), the following terms shall have the following meanings:

(i)                                     The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii)                                  The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Company or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

ARTICLE X

DISSOLUTION AND TERMINATION

Section 10.01                      Dissolution.

(a)                                 The Company shall not be dissolved by the admission of Additional Members or Substitute Members pursuant to Section 3.02.

(b)                                 No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 450.4802 of the Michigan Act.

(c)                                  The Company shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i)                                     The expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company; or

(ii)                                  upon the approval of the Managing Member.

(d)                                 The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause dissolution of the Company.

Section 10.02                      Winding Up of the Company.

(a)                                 The Managing Member shall promptly notify the other Members of any Dissolution Event.  Upon dissolution, the Company’s business shall be liquidated in an orderly manner.  The Managing Member shall appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement.  In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

(b)                                 The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

(i)                                     first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii)                                  second, to the Members in the same manner as distributions under Section 5.03(b), subject to Section 5.03(e).

(c)                                  Distribution of Property.  In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in-kind, subject to the priority set forth in Section 10.02, the liquidating trustee shall have the right to compel each Member to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Member, corresponding as nearly as possible to such Member’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith, subject to the last sentence of Section 5.03(d).

Section 10.03                      Termination.  The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article X, and the certificate of formation of the Company shall have been cancelled in the manner required by the Michigan Act.

Section 10.04                      Survival.  Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

ARTICLE XI

MISCELLANEOUS

Section 11.01                      Expenses.  Other than as set forth in Section [•] of the Reorganization Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 11.02                      Further Assurances.  Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 11.03                      Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address, facsimile number or e-mail address specified for such party on the Member Schedule hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.04                      Binding Effect; Benefit; Assignment.

(a)                                 The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b)                                 Except as provided in Article VIII, no Member may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Managing Member (it being understood that any Rock Member may assign, delegate or otherwise transfer such rights or obligations without such consent to Permitted Transferees).

Section 11.05                      Jurisdiction.

(a)                                 The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Third Judicial Circuit, Wayne County, Michigan or, if the state courts of the State of Michigan lack jurisdiction over such action or proceeding, then the United States District Court for the Eastern District of Michigan, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.03 shall be deemed effective service of process on such party.

(b)                                 EACH OF THE COMPANY AND THE MEMBERS HEREBY IRREVOCABLY DESIGNATES THE CORPORATION TRUST COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT THE CORPORATION COMPANY, 40600 ANN ARBOR ROAD EAST, SUITE 201, PLYMOUTH, MICHIGAN 48170, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.03 OF THIS AGREEMENT.  EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.  EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES OF AMERICA.

Section 11.06                      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.07                      Entire Agreement.  This Agreement and the other Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.  Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee-Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically relate to them with the right to enforce such provisions as if they were a party hereto.

Section 11.08                      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 11.09                      Amendment.

(a)                                 This Agreement can be amended at any time and from time to time by the Managing Member; provided, in addition to the approval of the Managing Member, no amendment to this Agreement may:

(i)                                     without the prior written consent of each Rock Member, (x) adversely modify the limited liability of any Rock Member set forth in Section 5.01, Section 5.02, Section 5.04, Section 5.05, Section 5.06, Section 6.01(c), Section 6.03, Section 9.01, Section 9.02 or Section 11.01, or otherwise modify in any material respect the limited liability of any Rock Member, or adversely increase the liabilities or obligations (other than de minimis liabilities or obligations) of any Rock Member or (y) adversely modify the express rights of any Rock Member set forth in Section 3.01(a), Section 3.03(c)(ii), Section 3.04, Article IV, Section 5.03(e), Section 7.03(b), Section 7.04 and this Section 11.09 (in the case of clause (y), only so long as such Rock Member is entitled to such express rights);

(ii)                                  adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Members in any materially disproportionate manner to those then held by any other Members without the prior written consent of a majority in interest of such disproportionately affected Member or Members.

(b)                                 For the avoidance of doubt, the Managing Member, acting alone, may amend this Agreement, including the Member Schedule, (x) to reflect the admission of new Members or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement, (y) to effect any subdivisions or combinations of Units made in compliance with Section 4.02(c) and (z) to issue additional Common Units or any new class of Units (whether or not pari passu with the Common Units) in accordance with the terms of this Agreement and to provide that the Members being issued such new Units be entitled to the rights provided to the Rock Members with respect to all or a portion of the provisions applicable thereto hereunder and any other rights that do not diminish or eliminate any of the express rights of the Rock Members described in Section 11.09(a)(i)(y).

(c)                                  No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 11.10                      Confidentiality.

(a)                                 Each Member shall, and shall direct those of its Affiliates and their respective directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Member Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Member Party who agrees to keep such Confidential Information confidential in accordance with this Section 11.10, in each case without the express consent, in the case of Confidential Information acquired from the Company, of the Managing Member or, in the case of Confidential Information acquired from another Member, such other Member, unless:

(i)                                     such disclosure is required by Applicable Law;

(ii)                                  such disclosure is reasonably required in connection with any tax audit involving the Company or any Member or its Affiliates;

(iii)                               such disclosure is reasonably required in connection with any litigation against or involving the Company or any Member; or

(iv)                              such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Member’s Units in the Company; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the Managing Member so that it may require any proposed Transferee that is not a Member to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 11.10 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.

(b)                                 “Confidential Information” means any information related to the activities of the Company, the Members and their respective Affiliates that an Member may acquire from the Company or the Members, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Member), (ii) was available to a Member on a non-confidential basis prior to its disclosure to such Member by the Company, or (iii) becomes available to a Member on a non-confidential basis from a third party, provided such third party is not known by such Member, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Company.  Such Confidential Information may include information that pertains or relates to the business and affairs of any other Member or any other Company matters.  Confidential Information may be used by a Member and its Member Parties only in connection with Company matters and in connection with the maintenance of its interest in the Company.

(c)                                  In the event that any Member or any Member Parties of such Member is required to disclose any of the Confidential Information, such Member shall use reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement, and such Member shall use reasonable efforts to cooperate with the Company in any effort any such Person undertakes to obtain a protective order or other remedy.  In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 11.10, such Member and its Member Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)                                 Notwithstanding anything in this Agreement to the contrary, each Member may disclose to any persons the U.S. federal income tax treatment and tax structure of the Company and the transactions set out in the Reorganization Agreement.  For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Company and does not include information relating to the identity of the Company or any Member.

Section 11.11                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first written above.

RKT HOLDINGS, LLC

By:
Name:
Title:

ROCK HOLDINGS INC.

By:
Name:
Title:

DANIEL GILBERT

ROCKET COMPANIES, INC.

By:
Name:
Title:

[Signature Page to the Second Amended and Restated
Limited Liability Company Agreement of RKT Holdings, LLC]